Exhibit 99.1

Momentive Performance Materials Inc. Announces Preliminary

Fourth Quarter 2009 Results

ALBANY, N.Y., January 20, 2010 – Momentive Performance Materials Inc. (“Momentive” or the “Company”) today announced preliminary results for the fourth quarter ended December 31, 2009.

Momentive expects to post fourth quarter 2009 net sales of approximately $600 million to $610 million, GAAP operating income of approximately $50 to $60 million and Adjusted EBITDA of approximately $101 to $111 million. Last year in the fourth quarter, Momentive recorded net sales of approximately $545.3 million, GAAP operating loss of approximately $933.2 million (including a goodwill impairment charge of approximately $857.5 million), and Adjusted EBITDA of approximately $39.2 million (reflecting pro-forma effects of certain estimated cost savings as described in Momentive’s Form 10-K for the year ended December 31, 2008). Momentive also estimates that as of December 31, 2009 its total debt, net of cash and cash equivalents, will be between $2,825 million and $2,850 million, up slightly from the third quarter, primarily due to Momentive’s semi-annual interest payments on its notes made in December.

“Demand in the fourth quarter continued to improve on a sequential basis, in line with our previous guidance, but remained well below normalized historical levels,” said Jonathan Rich, President and CEO. He added, “Our strong year-over-year fourth quarter comparisons reflect a modest recovery in our business from last year’s depressed levels and the significant cost actions we implemented in 2009.”

Momentive also announced today that it repaid $25 million of borrowings under its revolving credit facility on January 11, 2010, leaving $75 million of borrowings outstanding under this facility.

Momentive expects to file a more detailed press release regarding its fourth quarter 2009 results on Form 8-K as well as filing its Form 10-K for the fiscal year ended December 31, 2009 later in 2010 with an accompanying investor conference call to follow shortly thereafter.

Financial Measures that Supplement GAAP

EBITDA consists of earnings before interest, taxes and depreciation and amortization. EBITDA is a measure commonly used in our industry and we present EBITDA to enhance your understanding of our operating performance. We use EBITDA as one criterion for evaluating our performance relative to that of our peers. We believe that EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Adjusted EBITDA is defined as EBITDA further adjusted for unusual items and other pro forma adjustments permitted in calculating covenant compliance in the credit agreement governing our credit facilities and indentures governing the notes to test the permissibility of certain types of transactions. Adjusted EBITDA corresponds to the definition of “EBITDA” calculated on a “Pro Forma Basis” used in the credit agreement and substantially conforms to the definition of “EBITDA” calculated on a pro forma basis used in the indentures. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP.  For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) management fees that may be paid to Apollo; or (g) the impact of earnings or charges resulting from matters that we and the lenders under our secured senior credit facility may not consider indicative of our ongoing operations.  In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.  In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes.  Further, as included in the calculation of Adjusted EBITDA, the measure allows us to add estimated cost savings and operating synergies related to operational changes ranging from restructuring to acquisitions to dispositions as if such event occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred.

EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA or Adjusted EBITDA, which are non-GAAP financial measures, as an alternative to operating or net income, determined in accordance with U.S. GAAP, as an indicator of our operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of our cash flows or as a measure of liquidity.

Forward-Looking and Cautionary Statements

Certain statements included in this press release may constitute forward-looking statements within the meaning of and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  In addition, our management may from time to time make oral forward-looking statements. All statements other than statements of historical facts are statements that could be forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: our substantial leverage; limitations in operating our business contained in the documents governing our indebtedness, including the restrictive covenants contained therein; and the recent global financial crisis and economic slowdown. For a more detailed discussion of these and other risk factors, see our Form 10-Q for the quarters ended March 29, 2009, June 28, 2009 and September 27, 2009.  All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About the Company

Momentive is a global leader in silicones and advanced materials, with a 70-year heritage of being first to market with performance applications for major industries that support and improve everyday life.  The company delivers the science behind the solutions, by linking custom technology platforms to opportunities for customers. Momentive Performance Materials Inc. is controlled by an affiliate of Apollo Management, L.P. Additional information is available at www.momentive.com.

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Investor Contact:

Peter Cholakis

(914) 784-4871

peter.cholakis@momentive.com